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                                                                       EXHIBIT 1



                                    AGREEMENT

          RESPECTING JOINT FILING OF SCHEDULE 13D AND POWER OF ATTORNEY

         The undersigned hereby agrees to jointly prepare and file with appropriate regulatory authorities a Schedule 13D pursuant to the Securities Exchange Act of 1934, as amended, and amendments thereto, reporting the ownership by the undersigned, Gary M. Goldberg and certain other persons of shares of common stock of Interstate Hotels Corporation, a Maryland corporation, and hereby affirms that such Schedule 13D and amendments thereto are being filed on behalf of the undersigned. The undersigned is entering into this Joint Filing Agreement and, in connection therewith, hereby appoints Gary M. Goldberg as attorney-in-fact to file said Schedule 13D and any amendments thereto on his, her or its behalf.

         IN WITNESS THEREOF this Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same Agreement, and this Agreement may be executed by a written facsimile signature of any party.

Dated:                              .
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         Gary M. Goldberg                     Signature of Reporting Person


                                              Print Name:
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